UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015

                                 M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

       4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

 Registrant’s telephone number, including area code: (303) 773-1100

                                                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2015, M.D.C. Holdings, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (“Second Amendment”) to its unsecured credit agreement (“Credit Agreement”) with U.S. Bank National Association, as designated agent and co-administrative agent, Citibank, N.A., as co-administrative agent, and SunTrust Bank and PNC Bank, National Association, as co-syndication agents, and the other banks that are signatories thereto.

The Second Amendment extends the Facility Termination Date by one year to December 18, 2020, adjusts the facility pricing schedule, adds and modifies various definitions, adds various representations, warranties and covenants regarding anti-corruption, sanctions and anti-terrorism laws, provides that a violation of the use of proceeds covenant would be an event of default, and updates other provisions of the Credit Agreement.

Capitalized terms are defined in the Credit Agreement. A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure contained in Item 1.01 is incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of December 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: December 21, 2015	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of December 18, 2015.

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